As filed with the Securities and Exchange Commission on August 10, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CinCor Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	36-4931245
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

230 Third Avenue

Waltham, MA 02451

(844) 531-1834

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc de Garidel

Chief Executive Officer

CinCor Pharma, Inc.

230 Third Avenue

Waltham, MA 02451

(844) 531-1834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Sarah Sellers Ryan Sansom Cooley LLP 500 Boylston Street Boston, MA 02116 (617) 937-2300	Lisa Firenze Glenn R. Pollner Ryan S. Brewer Wilmer Cutler Pickering Hale& Dorr LLP 7 World Trade Center 250 Greenwich Street New York, NY 10007 (212) 230-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-266674)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.00001 per share, and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of common stock (collectively, the “Securities”) of CinCor Pharma, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1 (File No. 333-266674) (the “Prior Registration Statement”), which the Commission declared effective on August 10, 2022.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of the Securities to be offered in the public offering by $11,385,000, which includes additional shares of common stock that the underwriters have the option to purchase. The additional Securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table filed as Exhibit 107 to the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-266674), filed with the Commission on August 8, 2020 and incorporated herein by reference).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Massachusetts, on this 10th day of August, 2022.

CINCOR PHARMA, INC.

By:	/s/ Marc de Garidel
Marc de Garidel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc de Garidel Marc de Garidel	Chief Executive Officer and Director (Principal Executive)	August 10, 2022

/s/ Mary Theresa Coelho, M.B.A. Mary Theresa Coelho, M.B.A.	Chief Financial Officer and Chief Business Development Officer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2022

* James I. Healy, M.D., Ph.D.	Director and Chairman of the Board	August 10, 2022

* David Allison, Ph.D.	Director	August 10, 2022

* Maina Bhaman, M.B.A.	Director	August 10, 2022

* Troy Ignelzi	Director	August 10, 2022

* June Lee, M.D.	Director	August 10, 2022

* Jason Pitts, Ph.D.	Director	August 10, 2022

* John F. Thero	Director	August 10, 2022

*By:	/s/ Marc de Garidel
Marc de Garidel Attorney-in-Fact